UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2023

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110 Escondido, California 92029
(Address of Principal Executive Offices)

(760) 745-9883

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K (this “Current Report”) regarding the Knowles Employment Agreement (as defined in Item 5.02, below) is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in those Current Reports on Form 8-K filed by One Stop System, Inc. (the “Company”) with the Securities and Exchange Commission on February 9, 2023 and April 7, 2023 (together, the “Prior 8-Ks”), David Raun, the Company’s current Chief Executive Officer and President, will be stepping down, effective upon the appointment of his successor. As further disclosed in the Prior 8-Ks, the Company engaged an internationally recognized search firm to aid in the effort to identify a successor.

On May 16, 2023, the Company entered into an employment agreement with Michael Knowles (the “Knowles Agreement”), pursuant to which, effective June 5, 2023 (the “Effective Date”), Mr. Knowles will begin serving as Chief Executive Officer and President of the Company.

Mr. Knowles, 56 years of age, has more than three decades of leadership experience in global aerospace and defense markets, having led successful business captures resulting in billion-dollar program and product portfolios. Mr. Knowles has served as Vice President and General Manager of C5ISR Systems at Curtiss Wright Defense Solutions since October 2022. Prior to that, from May 2014 to October 2022, Mr. Knowles worked at Cubic Corporation (“Cubic”), where he served in various roles, culminating in his roles as a Senior Vice President of Cubic and President of Cubic’s Mission and Performance Solutions business, in which role he led a $700 million global business unit with 2,000 employees. While at Cubic, his hardware, software and solutions portfolios included rugged networking/computing at the edge, secure and expeditionary communications, intelligence processing, assessment distribution from enterprise-to-edge, high frequency/low size, weight, and power RF components for electronic warfare, space, 5G applications, and live, virtual, and constructive multi-domain training systems. Before Cubic, Mr. Knowles worked at Rockwell Collins from 2004 to 2014 and at Lockheed Martin from 1998 to 2003, both of which are well recognized defense contractors. Prior to that, Mr. Knowles served in the United States Navy for eight years, where he retired as a Commander. He received a BS in Aerospace Engineering from the United States Naval Academy, an MS in Aerospace Engineering from the Naval Postgraduate School, and an MBA from George Mason University.

The initial term of the Knowles Agreement is three years from the Effective Date, after which it will automatically renew on an annual basis, subject to earlier termination in accordance with the terms of the agreement. Pursuant to the terms of the Knowles Agreement, Mr. Knowles will be entitled to receive:

•	an annual base salary of $460,000 per annum (subject to annual review and adjustment);

•

an annual bonus (paid out annually if targets are met), with a target amount equivalent to seventy-five percent of his then-current annual base salary if certain applicable bonus criteria are met, subject to approval by the Company’s board of directors;

•	a prorated bonus in 2023, with an effective date of June 5, 2023; and

•

eligibility to participate in a number of Company-sponsored benefits, including its medical, dental and 401(k) plans, under the terms and conditions of the benefit plans that may be in effect from time to time.

In addition to the foregoing compensation, as an inducement material to his entering into his employment with the Company, as of the Effective Date, Mr. Knowles will be granted (i) non-qualified stock options to purchase 400,000 shares of Company common stock (the “Inducement Options”), which Inducement Options will have an exercise price equal to the fair market value of the Company’s common stock on the date of the grant (June 5, 2023) and will expire ten years from the date of the grant; and (ii) 400,000 restricted stock units (the “Inducement RSUs,” and together with the Inducement Options, the “Inducement Grants”). Both the Inducement Options and the Inducement Grants shall vest over a four-year period as follows:

25% on the one-year anniversary of the date of the grant, and the remaining 75% will vest in six equal installments, commencing six months after the one-year anniversary of the date of grant and every six months thereafter until fully vested, subject to Mr. Knowles continued employment by the Company. The Inducement Grants will be granted outside of the Company’s 2017 Equity Incentive Plan, as amended, and in reliance on the employment inducement exemption provided under the Nasdaq Listing Rule 5635(c)(4).

Furthermore, pursuant to the Knowles Agreement, in the event that the Knowles Agreement is terminated for a reason other than “good cause” or for “good reason,” Mr. Knowles, upon signing and returning an effective waiver and release of claims, shall be entitled to receive: (i) separation payments in an aggregate amount of twelve months of his then-current base salary; (ii) continuation of group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) at the Company’s expense for a period of twelve months following the termination date; and (iii) unvested RSUs held by Mr. Knowles shall accelerate so that an additional twelve months of RSUs shall vest from the termination date.

There is no arrangement or understanding between Mr. Knowles and any other person pursuant to which Mr. Knowles was appointed as Chief Executive Officer and President of the Company. There are no family relationships between Mr. Knowles and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Knowles has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing summary of the terms of the Knowles Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Knowles Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Consistent with prior disclosures and the terms of that amended and restated employment agreement entered into by the Company and Mr. Raun on April 3, 2023, Mr. Raun will step down from his roles as Chief Executive Officer and President of the Company on June 5, 2023, the effective date of Mr. Knowles’ appointment as his successor.

Item 7.01	Regulation FD Disclosure

On May 22, 2023, the Company issued a press release announcing Mr. Knowles’ appointment as Chief Executive Officer and President of the Company, effective June 5, 2023, among other things. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1	Executive Employment Agreement between One Stop Systems, Inc. and Michael Knowles, executed May 16, 2023.

99.1	Press Release dated May 22, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: May 22, 2023	By:	/s/ David Raun
David Raun
President and Chief Executive Officer